Exhibit 3.5

AMENDED AND RESTATED

BYLAWS

OF

NOVUME SOLUTIONS, INC.

A Delaware Corporation

AMENDED AND RESTATED

BYLAWS

OF

NOVUME SOLUTIONS, INC.

ARTICLE I

CORPORATE OFFICES

1.1 Registered Office.

The registered office of Novume Solutions, Inc. (the “Company”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Company at such location is The Corporation Trust Company.

1.2 Other Offices.

The Board of Directors may at any time establish other offices at any place or places where the Company is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Annual Meetings.

(a) The annual meeting of stockholders shall be held on such date, time and place as may be designated by resolution of the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting may be held solely by means of remote communication, as permitted by Section 211 of the Delaware General Corporation Law (“DGCL”). At such meetings, directors shall be elected and any other proper business may be transacted.

2.2 Special Meetings.

(a) Special meetings of the stockholders, other than those required by statute, may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board of Directors, the Chairman of the Board of Directors, the President, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 35% of the votes at that meeting. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The Board of Directors may postpone or reschedule any previously-scheduled special meeting.

(b) If a special meeting is called by any stockholder or group of stockholders, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or delivered by first-class mail to the Secretary of the Company. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting. Upon receiving such notice, the Secretary shall cause notice to be given to the stockholders, in accordance with Sections 2.3 and 2.4 of these Bylaws, that a meeting will be held at the time requested by the stockholder or stockholders calling the special meeting. Such notice shall be sent not less than 35 or more than 60 days after the receipt of the request. Nothing contained in this paragraph of this Section 2.2 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.2. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice has been delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the later of the 30th day before such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

2.3 Notice of Stockholders’ Meetings.

(a) Notice of the place, if any, date and time of all meetings of stockholders, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation. Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Company. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.4 Fixing of Record Date.

For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix a date as the record date for any such determination of stockholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than sixty (60) days, and in the case of a meeting of stockholders not less than ten (10) days, prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only stockholders of record on that date shall be entitled to notice of and to vote at the meeting, or to receive the dividend, other distribution or the allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the Corporation after the record date. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.4, such determination shall, unless otherwise provided by the Board of Directors, also apply to any adjournment thereof. If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.5 Quorum; Adjournment

The holders of record of a majority of the total number of votes eligible to be cast in the election of directors, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders, except as otherwise provided by law, these Bylaws or the Certificate of Incorporation. In the absence of a quorum, the Chairman of the meeting or a majority of the number of votes so represented at the meeting of stockholders may adjourn the meeting from time to time, but no other business may be transacted at any such meeting. When a meeting of stockholders is adjourned, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken, provided, that if such adjournment is for more than sixty (60) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as in the case of an original meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting of stockholders, such quorum is not broken by the subsequent withdrawal of any stockholders.

2.6 Organization; Conduct of Business.

(a) The chief executive officer of the Company or, if no such officer has been appointed or in his or her absence, the president of the Company or, in his or her absence, the chairman of the Board of Directors, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the secretary of the Company, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

(b) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.7 Proxies and Voting.

(a) At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile communication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b) The Company may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Company may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

(c) The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise provided in the Certificate of Incorporation or these Bylaws. Directors shall, except as otherwise required by law, these Bylaws or the Certificate of Incorporation, be elected by a majority of the votes cast by each class of shares entitled to vote at a meeting of stockholders, present and entitled to vote in the election. Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

Voting on all matters may be by voice vote, except if otherwise required by law or by the Certificate of Incorporation; provided, however, that a vote by written ballot shall be taken if the chairman of the meeting so elects or if so demanded by a stockholder.

The requirement, if any, of a written ballot may be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

2.8 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

2.9 Stockholder Action by Written Consent without a Meeting.

(a) Any action required to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to the Company in accordance with Section 228(a) of the DGCL.

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the date the earliest dated consent is delivered to the Company, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Company in the manner prescribed in this Section 2.8. An electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL.

(c) Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(d) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

2.10 Procedure for Nominations to the Board of Directors.

(a) No person will be eligible for election, or elected, as a director of the Company unless nominated in accordance with the procedures set forth in this Section 2.10.

(b) Subject to the provisions hereof, the Nominating and Governance Committee shall select, and recommend to the Board for its approval, nominees for election as directors. Provided the Nominating and Governance Committee makes such nominations, no nominations for directors except those made by the Nominating and Governance Committee and approved by the Board shall be voted upon at the annual meeting of stockholders unless other nominations by stockholders are made in accordance with the provisions of this Section 2.10.

(c) Nominations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record of the Company entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary as set forth in this Section 2.10. To be timely, a nomination by a stockholder must be mailed and received by, or delivered to, the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day prior to the anniversary date of the most recent annual meeting of stockholders or, if the date of the annual meeting of stockholders is more than 30 days earlier or later than such anniversary date, then not later than the close of business on the 75th day prior to the anniversary date of the most recent annual meeting of stockholders, or, if no annual meeting of stockholders was held the previous year, no later than ten (10) days following the date that notice of the annual meeting of Stockholders is first given pursuant to Section 2.10(d).

(d) Such stockholder’s notice must set forth (i) as to each person, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or person (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A (or any successor thereto) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); (ii) as to such stockholder giving notice: (W) the name and address, as they appear on the Company’s books, of the stockholder, (X) the class and number of shares of the Company which are owned beneficially by such stockholder, (Y) any other information that is required to be provided by the stockholder pursuant to Regulation 14A (or any successor thereto) under the 1934 Act in such stockholder’s capacity as a proponent of a stockholder nomination, and (Z) a representation whether the stockholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such nomination; and (iii) the identification of any person employed, retained or to be compensated by the stockholder submitting the nomination or by the person nominated, or any person acting on his or her behalf to make solicitations or recommendations to stockholders for the purpose of assisting in the election of such director, and a brief description of the terms of such employment, retainer or arrangement for compensation.

(e) For purposes of this Section 2.10, notice shall be deemed to be first given to stockholders when disclosure of such date of the meeting of stockholders is first made in a press release reported to Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(f) At the request of the Secretary, any person nominated by the Nominating and Governance Committee for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee together with the required written consent. The Company may also require any proposed nominee to furnish such other information as it may reasonably require, in order to determine the eligibility of such proposed nominee to serve as a director of the Company.

(g) Upon the receipt of a stockholder nomination in accordance with the procedures prescribed by these Bylaws, such nomination shall be evaluated by the CNominating and Governance Committee (or any successor thereto) in accordance with its evaluation procedures, in order to determine whether such nominee should be included in the slate of persons recommended by the Board to the Company’s stockholders for election at the next annual meeting.

(h) The chairman of the meeting will, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman so determines, the chairman will so declare at the meeting, and the defective nomination will be disregarded and not considered.

2.11 Substitution of Nominees.

In the event that a person is validly designated as a nominee in accordance with Section 2.10 and shall thereafter become unwilling or unable to stand for election to the Board, the Board may designate a substitute nominee upon delivery of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to Section 2.10 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Company, if elected, of each such substituted nominee.

2.12 Proposals Other Than Director Nominations.

(a) Any new business to be taken up at the annual meeting at the request of the Chief Executive Officer or the President or by resolution of at least three-fourths of the directors then in office shall be stated in writing and filed with the Secretary at least fifteen (15) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but, except as provided in this Section 2.12, no other proposal shall be acted upon at the annual meeting.

(b) Any proposal offered by a stockholder may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must be a stockholder of record and have given timely notice thereof in writing to the Secretary. To be timely, a proposal offered by a stockholder must (i) be sent to the Company in compliance with the requirements of Rule 14a-8 under the 1934 Act, if the proposal is submitted under such rule, or (ii) if not, be mailed and received by, or delivered to, the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day prior to the anniversary date of the most recent annual meeting of stockholders or, if the date of the annual meeting of stockholders is more than 30 days earlier or later than such anniversary date, then not later than the close of business on the 75th day prior to the anniversary date of the most recent annual meeting of stockholders, or, if no annual meeting of stockholders was held the previous year, no later than ten (10) days following the date that notice of the annual meeting is first given pursuant to Section 2.12(c).

(c) A stockholder’s notice to the Secretary shall set forth as to the matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) the name and address of the stockholder proposing such business; (c) the class and number of shares of the Company which are owned of record by the stockholder and the dates upon which he or she acquired such shares; (d) the identification of any person employed, retained, or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal, and a brief description of the terms of such employment, retainer or arrangement for compensation; (e) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such new business; (f) a representation whether the stockholder intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise solicit proxies from stockholders in support of such proposal; and (g) all such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission or required to be delivered to the Company pursuant to the proxy rules of the Securities and Exchange Commission (whether or not the Company is then subject to such rules).

(d) This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board or the management of the Company, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided. This provision shall not constitute a waiver of any right of the Company under the proxy rules of the Securities and Exchange Commission or any other rule or regulation to omit a stockholder’s proposal from the Company’s proxy materials.

(e) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any new business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and, if the chairman so determines, the chairman will so declare at the meeting, and such new business will be disregarded and not considered.

ARTICLE III

DIRECTORS

3.1 Number of Directors.

(a) Upon the adoption of these Bylaws, the number of directors constituting the Whole Board shall be at least five (5). Effective upon the consummation of the transactions contemplated by that certain Merger Agreement by and among by and among the Company, KeyStone Solutions, Inc., a Delaware corporation, KeyStone Merger Sub, Inc., a Delaware corporation, Brekford Merger Sub, Inc., a Delaware corporation, and Brekford Corp., a Delaware corporation, the number of directors constituting the Whole Board shall be at least seven (7), four (4) of whom shall be independent within the meaning of the 1934 Act, and the national stock exchange to which the Company has applied for the listing of the common stock, par value $0.0001, of the Company.

(b) Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors constituting the Whole Board may be changed from time to time by a resolution adopted by a majority of the Whole Board. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

3.2 Election and Term of Office of Directors.

Except as provided in Section 3.3 of these Bylaws, and unless otherwise provided in the Certificate of Incorporation, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected or until his or her earlier resignation or removal.

3.3 Director Resignations; Newly Created Directors and Vacancies.

(a) Any director may resign at any time upon written notice to the attention of the secretary of the Company or, if there is no secretary in office, then to the attention of any other corporate officer or to the Board of Directors as a whole. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

(b) Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall serve for a term expiring at the next annual meeting of stockholders or until such director’s successor shall have been duly elected.

(c) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

(d) If any vacancy or newly created directorship has not been filled by director action as provided above, it may be filled by vote of the stockholders entitled to vote on such director, at an annual or special meeting of stockholders or by written consent of a majority of the stockholders so entitled to vote, subject to the other requirements set forth for stockholder voting at a meeting or by written consent set forth elsewhere in these Bylaws.

(e) If at any time, by reason of death or resignation or other cause, the Company should have no directors in office, then any officer or any stockholder entitled to vote or an executor, administrator, trustee or guardian of a stockholder entitled to vote, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder entitled to vote, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

(f) If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the Whole Board (as constituted immediately before any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.4 Participation in Meetings by Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.5 Regular Meetings.

Regular meetings of the Board of Directors may be held at such date, time and place as shall from time to time be determined by the Board.

3.6 Special Meetings.

(a) Special meetings of the Board of Directors may be called by the Chairman of the Board, the president, the chief executive officer or by a majority of the Whole Board, and shall be held at such place, date and time as he, she or they shall fix.

(b) Notice of the place, date and time of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, charges prepaid, facsimile or electronic mail, addressed to each director at that director’s address as it is shown on the records of the Company. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally, or by facsimile, electronic mail or telephone, it shall be delivered at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the Company. Any and all business may be transacted at a special meeting, unless otherwise indicated in the notice thereof.

3.7 Quorum.

(a) At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall fail to attend any meeting, then a majority of the directors present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

(b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.8 Waiver of Notice.

Whenever notice of a Board of Directors meeting is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

3.9 Conduct of Business; Board Action by Written Consent without a Meeting.

(a) At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these Bylaws or by law.

(b) Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 Compensation of Directors.

The Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or paid a stated salary or paid other compensation as director. No such compensation shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

3.11 Approval of Loans to Officers.

Subject to applicable law, including Section 13(k) of the 1934 Act, the Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of its subsidiary, including any officer or employee who is a director of the Company or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Company. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Company. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Company at common law or under any statute.

3.12 Removal of Directors.

Subject to the rights of the holders of any series of preferred stock that may be designated from time to time to elect additional directors under specified circumstances, if any, as elected by the holders of any series of Preferred Stock, and subject to any limitation imposed by law, any individual director or directors may be removed with cause only by the affirmative vote of the holders of at least 66-2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, voting together as a single class.

3.13 Chairman of the Board of Directors.

The Company may have, at the discretion of the Board of Directors, a chairman of the Board of Directors who shall not be considered solely by virtue of holding such position to be an officer of the Company.

ARTICLE IV

COMMITTEES

4.1 Committees of Directors.

The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent members at any meeting of the committee. In the absence of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent member. Any Board committee may create one or more subcommittees, each subcommittee to consist of one or more members of such committee, and delegate to the subcommittee any or all of the powers and authority of the committee.

4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and maintain them in the Company’s official minute book.

4.3 Conduct of Business.

(a) Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-half of the members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

(b) The Board of Directors may adopt rules for the governance of any committee not inconsistent with these Bylaws.

ARTICLE V

OFFICERS

5.1 Officers.

The officers of the Company shall be a president, a secretary, and a chief financial officer. The Company may also have, at the discretion of the Board of Directors, a chief executive officer, one or more vice presidents, one or more assistant secretaries, a treasurer, one or more assistant treasurers, and any such other officers as may be appointed in accordance with these Bylaws. Any number of offices may be held by the same person.

5.2 Appointment of Officers.

The officers of the Company, except such officers as may be appointed in accordance with Sections 5.3 or 5.5 of these Bylaws, shall be appointed by the Board of Directors.

5.3 Subordinate Officers.

The Board of Directors may appoint or empower the chief executive officer or the president to appoint such other officers and agents as the business of the Company may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors or such other officer may from time to time determine. The Board of Directors may empower the chief executive officer or the president to define the authority and duties of such subordinate officers.

5.4 Removal and Resignation of Officers.

(a) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

(b) Any officer may resign at any time by giving written notice to the secretary of the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice (unless the officer is removed before such later time); and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5 Vacancies in Offices.

Any vacancy occurring in any office of the Company shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.6 Chief Executive Officer.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, the chief executive officer of the Company (if such an officer is appointed) shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Company. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors, shall have the general powers and duties of management usually vested in the office of chief executive officer of a Company and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.7 President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there is one, or to the chief executive officer, if such an officer is appointed, the president shall be the principal executive officer of the Company and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and other officers of the Company. He or she shall have the general powers and duties of management usually vested in the office of president of a Company and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.8 Vice Presidents.

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively (in order of priority) by the Board of Directors, the chief executive officer or the president.

5.9 Secretary.

The secretary shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the Company or at such other place as may be designated by the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Company, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, by custom or by these Bylaws.

5.10 Chief Financial Officer.

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the president, the chief executive officer, or the directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the Company, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors, by custom or by these Bylaws.

5.11 Action With Respect to Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the chief executive officer, the president or any officer of the Company authorized by the chief executive officer or the president is authorized to vote and otherwise act on behalf of the Company, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Company may hold securities and otherwise to exercise any and all rights and powers which the Company may possess by reason of its ownership of securities in such other corporation.

5.12 Delegation of Authority.

Notwithstanding any other provision in these Bylaws, the Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1 Indemnification of Directors and Officers.

Each person who was or is made a party to or is threatened to be made a party to, witness or other participant in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Company (an “Indemnitee”), whether the basis of the Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified by the Company to the fullest extent authorized by the DGCL or other applicable state law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide before such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by Indemnitee in connection therewith; provided, however, the Company shall not indemnify any such Indemnitee in connection with a Proceeding (or part thereof) (i) initiated by such Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding or (ii) made on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders, or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law. For purposes of this Section 6.1, a “director” or “officer” of the Company includes any person who (i) is or was a director or officer of the Company, (ii) is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was a director or officer of a corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

6.2 Indemnification of Others.

The Company shall have the power, to the maximum extent and in the manner permitted by the DGCL or other applicable state law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide before such amendment), to indemnify each of its employees and agents against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such employees and agents in connection therewith; provided, however, the Company shall not indemnify any such employee or agent in connection with a Proceeding (or part thereof) (i) initiated by such employee or agent against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding or (ii) made on account of such employee’s or agent’s conduct which constitutes a breach of such employee’s or agent’s duty of loyalty to the Company or its stockholders, or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law. For purposes of this Section 6.2, an “employee” or “agent” of the Company includes any person other than a director or officer who (i) is or was an employee or agent of the Company, (ii) is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was an employee or agent of a corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation.

6.3 Payment of Expenses In Advance.

Expenses incurred in defending any Proceeding for which indemnification is required pursuant to Section 6.1 shall be, or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors may be, paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4 Indemnity Not Exclusive.

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

6.5 Insurance.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

ARTICLE VII

RECORDS AND REPORTS

7.1 Maintenance and Inspection of Records.

The Company shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in Delaware or at its principal place of business.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least 10 days before the meeting to the extent and in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

7.2 Inspection by Directors.

Any director shall have the right to examine the Company’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

ARTICLE VIII

GENERAL MATTERS

8.1 Checks.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Company, and only the persons so authorized shall sign or endorse those instruments.

8.2 Execution of Corporate Contracts and Instruments.

The Board of Directors may, except as otherwise provided in these Bylaws, authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 Stock Certificates.

The shares of the Company may be represented by certificates, but shall not be required to be so represented. Every stockholder shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board of Directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation upon request of the stockholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

No stock certificates will be issued in bearer form.

8.4 Special Designation on Certificates.

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company may issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock a statement that the Company will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5 Lost Certificates.

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen, mutilated or destroyed, and the Company may require the owner of the lost, stolen, mutilated or destroyed certificate, or the owner’s legal representative, to give the Company an affidavit attesting to such loss, theft, mutilation or destruction together with a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate.

8.6 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation (or other entity) and a natural person.

8.7 Fiscal Year.

The fiscal year of the Company shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.8 Seal.

The Company may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.9 Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Company kept at an office of the Company or by transfer agents designated to transfer shares of the stock of the Company.

8.10 Registered Stockholders.

The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.11 Facsimile Signature.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Company may be used whenever and as authorized by the Board of Directors or a committee thereof.

8.12 Conflict.

In the event of any conflict between any provision in these Bylaws and in the Corporation’s Certificate of Incorporation, the provision in the Certificate of Incorporation shall control.

ARTICLE IX

AMENDMENTS

The Bylaws of the Company may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that no bylaw may be adopted, amended or repealed by the stockholders except by the vote or written consent of the holders of at least 66-2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, voting together as a single class. The Company may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal Bylaws as set forth in this Article IX.